                                Exhibit 10.52.1

List of Senior Vice Presidents who have executed executive severance agreements:

Angela F. Braly               Senior VP/General Counsel/Corp. Secr.
Stuart K. Campbell            Senior VP, Client Services
Michael Fulk                  Senior VP, Sales and Marketing
Herb Schneiderman             Senior VP, Medical Delivery Systems
John J. Seidenfeld, MD        Senior VP & Chief Medical Officer
Richard Smith                 Senior VP, Diversified Life Insurance Co.
Edward J. Tenholder           Senior VP, BCBSMo Chief Operating Officer
Connie L. Van Fleet           Senior VP, Chief Information Officer
Sandra A. Van Trease          Senior Vp, Chief Operating Officer, Chief
                              Financial Officer
Kathleen M. Zorica            Senior VP, Business Analysis & Product Development